Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$85,622	$215,557
Accounts receivable, net	23,118	38,634
Other current assets	44,367	51,457
Assets held for sale	3,389	3,389

Total current assets	156,496	309,037

Property and equipment, net	2,192,453	2,273,356
Goodwill and other intangible assets, net	1,530,811	1,577,986
Deferred income taxes	649,256	633,814
Notes receivable and other long-term assets	296,647	291,779

Total	$4,825,663	$5,085,972

		.
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$119,623	$121,672
Accrued interest	32,339	39,466
Current portion of long-term obligations	87,955	138,386
Other current liabilities	32,281	32,681

Total current liabilities	272,198	332,205

Long-term obligations	2,991,925	3,155,228
Other long-term liabilities	129,446	121,505

Total liabilities	3,393,569	3,608,938

Minority interest in subsidiaries	5,905	6,081

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,312	2,297
Additional paid-in capital	4,031,025	4,012,425
Accumulated deficit	(2,602,782)	(2,539,403)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,426,189	1,470,953

Total	$4,825,663	$5,085,972

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
REVENUES:
Rental and management	$184,609	$167,587	$366,179	$332,163
Network development services	3,451	4,705	6,236	8,920

Total operating revenues	188,060	172,292	372,415	341,083

OPERATING EXPENSES:
Rental and management	59,388	58,320	119,568	117,196
Network development services	3,331	3,345	5,533	6,906
Depreciation, amortization and accretion	84,784	85,464	166,755	166,809
Corporate general, administrative and development expense	6,443	6,651	13,416	13,530
Impairments, net loss on sale of long-lived assets and restructuring expense	1,473	5,373	4,250	9,287

Total operating expenses	155,419	159,153	309,522	313,728

INCOME FROM OPERATIONS	32,641	13,139	62,893	27,355

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,584	3,652	7,082	7,192
Interest income	808	1,122	1,507	2,236
Interest expense	(53,043)	(68,021)	(107,759)	(137,178)
Loss on retirement of long-term obligations	(16,388)	(31,388)	(31,430)	(39,441)
Other expense	(1,160)	(655)	(490)	(859)

Total other expense	(66,199)	(95,290)	(131,090)	(168,050)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND LOSS ON EQUITY METHOD INVESTMENTS	(33,558)	(82,151)	(68,197)	(140,695)

Income tax benefit	3,846	19,269	8,184	32,287
Minority interest in net earnings of subsidiaries	(56)	(490)	(111)	(1,913)
Loss on equity method investments	(952)	(622)	(2,050)	(1,240)

LOSS FROM CONTINUING OPERATIONS	(30,720)	(63,994)	(62,174)	(111,561)

LOSS FROM DISCONTINUED OPERATIONS, NET	(1,098)	(1,203)	(1,205)	(1,874)

NET LOSS	$(31,818)	$(65,197)	$(63,379)	$(113,435)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.13)	$(0.29)	$(0.27)	$(0.50)
Loss from discontinued operations	(0.01)		(0.01)	(0.01)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.14)	$(0.29)	$(0.28)	$(0.51)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	230,793	223,578	230,477	221,993

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2005	2004
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(63,379)	$(113,435)
Non-cash items reflected in statements of operations	219,926	228,069
Decrease in assets	13,644	2,934
Decrease in liabilities	(5,182)	(12,178)

Cash provided by operating activities	165,009	105,390

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(36,526)	(18,666)
Payments for acquisitions	(4,184)	(18,353)
Payment for acquisition of Mexico minority interest	(7,270)	(3,947)
Proceeds from sale of businesses and other long-term assets	3,625	21,288
Deposits, investments and other long-term assets	(587)	548

Cash used for investing activities	(44,942)	(19,130)

CASH FLOWS (USED FOR) PROVIDED BY FINANCING ACTIVITIES:
Repayment of notes payable, credit facility and capital leases	(260,188)	(1,076,978)
Proceeds from issuance of debt securities		225,000
Net proceeds from stock options and other	10,767	8,780
Borrowings under credit facility		700,000
Restricted cash and investments		170,036
Deferred financing costs and other financing activities	(581)	(20,707)

Cash (used for) provided by financing activities	(250,002)	6,131

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(129,935)	92,391
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	215,557	105,465

CASH AND CASH EQUIVALENTS, END OF PERIOD	$85,622	$197,856

CASH PAID FOR INCOME TAXES	$9,453	$989

CASH PAID FOR INTEREST	$90,170	$103,979